Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Announces Closing of Sale of $15 Million

of Shares of Common Stock at $6.75 per Share to the Carpenter Funds

COSTA MESA, Calif., April 3, 2013 (GLOBE NEWSWIRE) — Pacific Mercantile Bancorp (Nasdaq:PMBC—News) announced today that effective as of March 30, 2013, it completed the sale of a total of 2,222,222 shares of the Company’s common stock at $6.75 per share to Carpenter Community BancFund LP and Carpenter Community BancFund-A LP (collectively, the “Carpenter Funds”). As previously reported, we are contributing the net proceeds from the sale of those shares, which totaled approximately $14.8 million, to a new wholly-owned asset management subsidiary, which has used approximately $11.0 of those proceeds to purchase nonperforming loans and foreclosed real properties from the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank. The sale of those assets by the Bank to that new subsidiary is expected to result in improvements in the Bank’s financial condition and future financial performance and, at the same time, will provide the Bank with additional financial resources that it plans to use to fund new loans and grow its business.

The remainder of those proceeds will be used by that subsidiary to fund the costs of managing and disposing of the assets it is purchasing from the Bank and, subject to obtaining required regulatory approvals, plans to use the remainder of those proceeds to purchase additional nonperforming assets from the Bank.

As a result of their purchase of the shares, the Carpenter Funds, which are the Company’s largest shareholder, now own approximately 34% of the Company’s outstanding voting shares, as compared to the 28% that they owned prior to the sale.

Raymond E. Dellerba, President and CEO of Pacific Mercantile Bancorp, stated that, “Most of the non-performing assets we will be purchasing from the Bank are assets which have proven to be the most difficult to sell or resolve due to the poor condition of the properties or the financial difficulties of the borrowers.” We are appreciative of the willingness of the Carpenter Funds to purchase our shares at a price above our recent market prices to enable us to purchase these troubled assets through our new asset management subsidiary,” concluded Bancorp CEO Dellerba.

The sale of the shares of common stock to the Carpenter Funds also will strengthen the Company’s financial condition by increasing its capital and capital ratios. However, the Bank’s sale of non-performing assets to the Company’s new asset management subsidiary will not result in changes in or improvements to the Company’s consolidated financial condition or operating results, because those non-performing assets will remain on the Company’s consolidated balance sheet and the costs of managing and disposing of those assets, and any losses that may be recognized on their sale or other disposition, will continue to negatively affect the Company’s consolidated operating results and cash flows until the sales or dispositions of those assets are completed.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp, a publicly traded company with its shares listed on the Nasdaq Stock Market under the trading symbol, “PMBC”, is the parent holding company of Pacific Mercantile Bank (“PMB”). PMB is an

FDIC insured, California state-chartered bank and a member of the Federal Reserve System, which provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of established banking financial centers and comprehensive, sophisticated electronic banking services. The Bank’s major product lines include commercial and commercial real estate loans, entertainment industry loans, small business (SBA) loans, import-export loans, mortgage loans, asset based financing and cash management services.

The Bank, which opened for business on March 1, 1999, had total assets exceeding $1 billion as of December 31, 2012. PMB operates a total of seven financial centers in Southern California, four in Orange County located in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano, one in Los Angeles County in the city of Beverly Hills, one in San Diego County in the city of La Jolla and one in the Inland Empire in San Bernardino County, in the city of Ontario. In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs and views about our future financial condition and performance and our business. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial condition or results of operating in the future to differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

In addition to the risk of incurring loan losses, which is an inherent feature of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that expected benefits from the sale of the shares to the Carpenter Funds and the use of the proceeds to purchase nonperforming assets from the Bank may not be realized; the risk that the economic recovery in the United States, which is still relatively weak, will be adversely affected by domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; uncertainties and risks with respect to the effects that our compliance with the Federal Reserve Bank regulatory agreement (the “FRB Agreement”) and regulatory order of the California Department of Financial Institutions (the “DFI Order”) will have on our business and results of operations because, among other things, that Agreement and that Order impose restrictions on our operations and our ability to grow our banking franchise, and the risk of potential future supervisory action against us or the Bank by the FRB or the DFI if we are unable to meet the requirements of the FRB Agreement or the DFI Order; the risk that our earnings will be hurt by our recent exit from the wholesale mortgage lending business because that will result in a reduction, which could be significant, in our mortgage banking revenues; the risk that our interest margins and, therefore, our net interest income will be adversely affected if the economy remains weak or interest rates remain low for an extended period of time; the risk that we will not be able to manage our interest rate risks effectively, including the additional interest rate risks associated with our residential mortgage lending business, in which event our operating results could be harmed; and the prospect that government regulation of banking and other financial services organizations will increase, causing our costs of doing business to increase and restricting our ability to take advantage of business and growth opportunities.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our fiscal year 2012 Annual Report on Form 10-K that we filed with the SEC on March 20, 2013. Due to these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance, and readers of this news release are urged to review the additional information contained in those reports.

We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

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